As filed with the Securities and Exchange Commission on March 11, 1999
                                                Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                       For
                           DIVIDEND REINVESTMENT PLAN
                              (Full title of plan)

                      SHENANDOAH TELECOMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)



          VIRGINIA                                           54-1162807
(State or other jurisdiction                                 (I.R.S. Employer
     of incorporation or                                     Identification No.)
        organization)
                               Post Office Box 459
                              124 South Main Street
                            Edinburg, Virginia 22824
                                 (540) 984-4141
                          (Address, including zip code,
                         and telephone number, including
                           area code, of registrant's
                          principal executive offices)



                        Christopher E. French, President
                          Shenandoah Telecommunications
                                     Company
                               Post Office Box 459
                              124 South Main Street
                            Edinburg, Virginia 22824
                                 (540) 984-4141

                                    Copy to:
                             Kevin J. Buckley, Esq.
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                 (804) 788-8200


        Approximate date of commencement of proposed sale to the public:
        As soon as possible after the effective date of this Registration
                                   Statement.
                             -----------------------

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |-| -------------

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                      CALCULATION OF REGISTRATION FEE
================================================================================
                                                Proposed   Proposed
                                     Amount      Offering  Aggregate  Amount of
     Title of Each Class of          to be      Price Per  Offering Registration
 Securities to be Registered(1)  Registered(1)   Share(2)  Price(2)     Fee
--------------------------------------------------------------------------------
 Shares of Common Stock,
    no par value                  150,000 shares   $19.875  $2,981,250  $828.79
 Common Stock Purchase Rights(3)  150,000 rights      N/A        N/A       N/A
================================================================================

     (1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
     (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated in accordance with Rule 457 and based on the average of the bid and asked price of the Common Stock as reported on the OTC Bulletin Board on March 8, 1999.
     (3) The Common Stock Purchase Rights will be attached to and will trade with the shares of Common Stock.

                                   PROSPECTUS


                      SHENANDOAH TELECOMMUNICATIONS COMPANY
                              Post Office Box 459
                              124 South Main Street
                            Edinburg, Virginia 22824
                                 (540) 984-4141


                           DIVIDEND REINVESTMENT PLAN


      This prospectus describes our Dividend Reinvestment Plan (the "Plan"), which our Company's board of directors adopted on February 8, 1999. The Plan provides our shareholders with a simple and convenient method of investing their cash dividends in additional shares of our common stock at a cost that may represent a savings over that available in normal market purchases.

      The price of our common stock purchased under the Plan will be calculated as described in Question 8 on page 3 of this prospectus.

      We have registered a total of 150,000 shares for sale under the Plan.

      You should keep this prospectus for future reference.

                            -------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            -------------------------


                         The date of this Prospectus is
                                 March 11, 1999

                                   -----------

                                TABLE OF CONTENTS
                                                                           Page


DESCRIPTION OF OUR COMPANY'S DIVIDEND REINVESTMENT PLAN......................2
      Purpose................................................................2
      Advantages.............................................................2
      Administration.........................................................2
      Participation..........................................................2
      Purchases..............................................................3
      Costs .................................................................3
      Reports to Participants................................................4
      Certificates for Shares................................................4
      Stock Dividends; Stock Splits..........................................4
      Withdrawal from Plan...................................................4
      Amendment and Termination of Plan......................................5
      Federal Income Tax Consequences........................................5
      Inquiries Concerning the Plan..........................................5
      Interpretation of the Plan.............................................5
      Responsibility of the Company..........................................6

USE OF PROCEEDS..............................................................6

DESCRIPTION OF OUR COMPANY'S CAPITAL STOCK...................................6

INDEMNIFICATION..............................................................6

WHERE YOU CAN FIND MORE INFORMATION..........................................7

FORWARD-LOOKING STATEMENTS...................................................8

LEGAL MATTERS................................................................8

EXPERTS......................................................................8


You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                          DESCRIPTION OF OUR COMPANY'S
                           DIVIDEND REINVESTMENT PLAN

      The following is a question and answer statement explaining the provisions of the Plan. Shareholders may obtain a copy of the Plan by writing to our executive offices at: Shenandoah Telecommunications Company, Post Office Box 459, 124 South Main Street, Edinburg, Virginia 22824, Attention: Dividend Reinvestment Plan, or by calling us at (540) 984-4141. In the event of any conflict between the answers to these questions and the Plan, the more detailed provisions of the Plan will control. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

Purpose

1.    What is the purpose of the Plan?

            The purpose of the Plan is to provide our shareholders with a simple and convenient method of investing cash dividends in additional shares of our common stock at a cost that may, because of our payment of brokerage fees associated with the purchases of common stock under the Plan, represent a savings over that available in normal market purchases.

Advantages

2.     What are the advantages of the Plan?

            The Plan is advantageous to our shareholders by permitting them to acquire additional shares of our common stock automatically at no brokerage commission costs. Under the Plan, recordkeeping is simplified by the issuance, after each investment, of a share certificate representing whole shares purchased pursuant to the Plan

Administration

3.    Who administers the Plan?

            Our Company administers the Plan. We may delegate purchases of our common stock pursuant to the Plan to an independent purchasing agent. The initial independent purchasing agent shall be Legg Mason Wood Walker, Inc.

Participation

4.    Who is eligible to participate in the Plan?

            All holders of record of our common stock are eligible to participate in the Plan. A beneficial owner of our common stock whose shares are registered in a name other than his or her own must become a shareholder of record with respect to any such shares that the shareholder desires to participate in the Plan by transferring such shares into his or her own name in order to participate in the Plan.

5.    How does an eligible shareholder enroll in the Plan?

            Any eligible shareholder may enroll in the Plan by completing and signing the participant card accompanying this prospectus and returning it to our Company. Additional participant cards may be obtained at any time by written or oral request to our Company.

6.    When may an eligible shareholder enroll in the Plan?

            An eligible shareholder may enroll in the Plan at any time. If our Company receives the shareholder's participant card requesting reinvestment of dividends on or before the record date established for a particular dividend, reinvestment will commence with that dividend. If we receive a participant card from a shareholder after the record date established for a particular dividend, the reinvestment of dividends will begin with the dividend following the next record date, if the shareholder is still a holder of record at such time.

7.    Must a shareholder enroll all shares held of record by him or her?

            No, a shareholder may enroll in the Plan some or all shares of our common stock owned of record by that shareholder.

Purchases

8.    What is the source of the common stock purchased under the Plan?

            The source of shares of our common stock to be purchased under the Plan for dividend reinvestment will be either shares of our common stock purchased on the open market, authorized but unissued shares of our Company, or a combination thereof, as determined by our board of directors. It is the intent of our board of directors that open market purchases will be the primary source of shares to be purchased under the plan.

9.    How will the price of shares purchased under the Plan be determined?

            The price of shares purchased on the open market will be the average cost (excluding brokerage commissions) to the independent purchasing agent of such purchases. A duly authorized dividend reinvestment plan committee of our Company consisting of not less than three members of our board of directors (at least a majority of which shall be outside directors) shall determine the price of shares purchased from the Company on behalf of the Plan participants. In addition, an outside advisor, a non-board member chosen by the committee who is experienced in the telecommunications markets and the securities business, shall advise the dividend reinvestment plan committee. In determining the per share purchase price, the committee, in consultation with the outside advisor, may take into consideration, among other factors, the book value of our common stock, the relationship between the traded price and book value of shares for telecommunications companies of similar size and similar operating results to our Company, any recent trades of our common stock brought to the attention of the committee and such additional information as the committee in its judgment deems appropriate.

10. How many shares will be purchased by the independent purchasing agent for the participants in the Plan?

            The number of shares to be purchased for participants in the Plan by the independent purchasing agent will depend on the amount of the participants' dividend and the price of the shares. Each participant shall receive a certificate representing that number of whole shares purchased with a particular dividend. We will issue cash dividends to each participant in lieu of fractional shares.

11.   When will shares be purchased?

            We may purchase shares of our common stock at any time but generally not later than 30 days after the date that we actually pay a dividend. Temporary suspension of purchases may occur at any time when, in our judgment, the purchase of shares would violate any governmental, judicial, securities exchange or National Association of Securities Dealers, Inc. order. Dividend and voting rights will commence upon settlement of the purchase. For the purposes of making purchases, the independent purchasing agent will commingle each participant's funds with those of all other participants.

Costs

12.   What are the costs to a participant in the Plan?

            We will bear all costs of administration of the Plan; however, we reserve the right to establish service charges in connection with the Plan. We will notify participants in the Plan prior to any such charges becoming due.

Reports to Participants

13.   What kind of reports will be sent to participants in the Plan?

            As soon as practicable after completion of each investment on behalf of a participant, we will mail to such participant a statement showing

            o the amount of the dividend applied toward such investment,

            o the taxes withheld, if any,

            o the net amount invested,

            o the number of shares purchased,

            o the average cost per share,

            o the cost basis of the shares purchased,

            o the date of purchase,

            o the amount of the dividend paid in cash in lieu of the issuance of fractional shares, and

            o the amount of any brokerage fees that we pay on behalf of a participant.

            Each participant, with the exception of participants that are corporations, tax-exempt organizations and other tax-exempt payees, will receive annually an Internal Revenue Service Form 1099, or any successor form, reporting dividend income received.

Certificates for Shares

14.   Will certificates be issued for shares purchased?

            We will issue certificates for whole shares to participants as soon as practicable following the date upon which we purchase shares under the Plan. Since we will purchase only whole shares under the Plan, we will not issue certificates for fractional shares under any circumstances. Participants shall receive cash in lieu of fractional shares, which will not be reinvested.

Stock Dividends; Stock Splits

15.   What happens if we declare a stock dividend or a stock split?

            We will mail to each participant certificates representing any stock dividends or split shares distributed by our Company. At such time, participants may elect to reinvest dividends received in the future on all or any of such shares, unless the participant has elected the full dividend reinvestment option, in which case dividends on such shares shall automatically be enrolled in the Plan, unless the participant notifies us to the contrary.

Withdrawal from Plan

16.   How and when may a participant withdraw from the Plan?

            A participant may terminate his or her participation in the Plan prior to any record date by giving written notice to our Company. Within a reasonable time after termination, we will deliver to the participant (1) a certificate representing any previously unissued certificates representing shares of common stock held by our Company, if any, and (2) a check representing any uninvested dividends, if any.

17. If you are an employee of our Company and a participant in the Plan, what happens if you terminate your employment?

            Termination of employment does not automatically terminate participation in the Plan. We will continue to reinvest dividends on shares held in the Plan for an employee who leaves our Company until the former employee terminates participation in the Plan.

Amendment and Termination of Plan

18.   May the Plan be amended or terminated?

            Yes. We may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the participants. We will send thirty
      (30) days' notice of any suspension or material amendment to all participants, who shall in all events have the right to withdraw from the Plan.

Federal Income Tax Consequences

19.   What are the federal income tax consequences of participating in the Plan?

            The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law. The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding our Plan. The following discussion is for your general information only, and you are urged to consult your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and from the disposition of any shares of common stock purchased pursuant to the Plan.

            Dividends that are reinvested to acquire shares of common stock will be taxable to you as if you received the dividends. You also will be treated as receiving an additional dividend equal to the amount of your share of any brokerage commissions paid by our Company when dividends are reinvested. For example, if $100 of your dividends are reinvested to purchase shares of our common stock in the open market under the Plan, and if the amount of the related brokerage commission is $1, the total amount of the dividend you will be treated as receiving for federal income tax purposes will be $101. (The $1 figure in the preceding example is for purposes of illustration only; it is not a representation or estimate of the amount or percentage of brokerage commissions that may be paid under the Plan.)

            The initial tax basis of shares of our common stock you acquire with reinvested dividends will equal the amount of the dividend you are treated as having received. Consequently, your initial basis in a share acquired with reinvested dividends will be the share's purchase price plus the amount of any brokerage commission allocable to the share. The holding period for shares of our common stock acquired with reinvested dividends will begin the day after the date the shares are purchased for you, which may be later than the dividend payment date.

Inquiries Concerning the Plan

20.   Who should be contacted with questions concerning the Plan?

            All inquiries concerning the Plan should be directed to:

               Shenandoah Telecommunications Company
               Post Office Box 459
               124 South Main Street
               Edinburg, Virginia 22824
               Attention: Dividend Reinvestment Plan

Interpretation of the Plan

21.   Who will interpret the provisions of the Plan?

            Our board of directors will determine any question of interpretation arising under the Plan pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, and such determination shall be final and binding on all participants.

Responsibility of the Company

22.   What are the responsibilities of the Company with respect to the Plan?

            Neither the Company nor its nominees shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities, except such as are expressly set forth in the Plan.

            The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim or liability (1) with respect to the prices at which shares are purchased or the times when purchases are made or (2) for any fluctuation in the market value of our common stock. Participants must realize that the Company cannot provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

                                 USE OF PROCEEDS

      We have no basis for estimating precisely either the number of shares of our common stock that may be sold under the Plan or the prices at which such shares may be sold. We intend to use the proceeds of newly issued shares sold pursuant to the Plan, if any, for general corporate purposes.

                   DESCRIPTION OF OUR COMPANY'S CAPITAL STOCK

      The following information with respect to our capital stock is subject to the detailed provisions of our articles of incorporation and bylaws, as currently in effect. These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our articles of incorporation and bylaws.

      The securities offered hereby are shares of common stock, no par value per share. As of March 10, 1999, there were 8,000,000 shares authorized, of which 3,755,760 shares were issued and outstanding.

      Holders of our common stock have the sole and full power to vote for the election of directors and all other purposes without limitation, except as otherwise provided by Virginia law. Holders of our common stock are entitled to one vote per share of common stock held. The holders of our common stock do not have cumulative voting rights nor do they have preemptive rights to subscribe for unissued shares of stock of our Company. Holders of our common stock are entitled to receive dividends if, when and as declared from time to time by our board of directors from funds available therefor and to the net assets remaining upon liquidation of our Company.

                                 INDEMNIFICATION

      Our articles of incorporation require that we indemnify our directors and officers against liabilities, fines, penalties and claims imposed upon or asserted against them in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal. This indemnification covers all costs and expenses reasonably incurred by an officer or director in connection with any such proceeding, except for matters as to which a director or officer is liable because he or she engaged in willful misconduct or a knowing violation of criminal law. In addition, Virginia corporate law and our articles of incorporation, under certain circumstances, eliminates the liability of directors and officers for monetary damages in a shareholder or derivative proceeding.

      As permitted by Virginia corporate law, we have purchased a directors' and officers' liability insurance policy that will, subject to certain limitations, indemnify our Company and our officers and directors for damages they become legally obligated to pay as a result of any negligent act, error or omission committed by directors or officers while acting in their capacities as such.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock being offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about our Company and our common stock. The Commission's rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

      In addition, we file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following Commission locations:

Public Reference Room    New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.   7 World Trade Center       Citicorp Center
Room 1024                Suite 1300                 500 West Madison Street
Washington, D.C. 20549   New York, New York 10048   Chicago, Illinois 60661-2551

      You may also obtain copies of this information by mail from the Commission's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330.

      The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like our Company, who file electronically with the Commission. That site's address is http://www.sec.gov.

      The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

      This prospectus specifically incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 1997, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and

September 30, 1998 and our Current Report on Form 8-K, dated February 9, 1998. All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of our fiscal year ended December 31, 1997 are specifically incorporated by reference into this prospectus.

      All additional documents that we may file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of our common stock pursuant to the Plan shall be deemed to be incorporated by reference into this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

      You can obtain any of the documents incorporated by reference in this document from us or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from our Company without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from our Company at the following address:

                      Shenandoah Telecommunications Company
                               Post Office Box 459
                            Edinburg, Virginia 22824
                       Attention: Vice President - Finance
                                 (540) 984-4141

      Additional information regarding our Company may be obtained through our Internet world wide web site. That site's address is http://www.shentel.com.

                           FORWARD-LOOKING STATEMENTS

      We make forward-looking statements in this prospectus within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When we use any words such as "believes," "anticipates," "expects" and words and phrases of similar import, we are making forward-looking statements. Such forward-looking statements relate to future events, the future performance of our Company and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors should specifically consider the various factors discussed from time to time in reports filed by our Company with the Securities and Exchange Commission that could cause actual results to differ.

                                  LEGAL MATTERS

      The legality of the shares of our common stock offered by this prospectus will be passed upon for our Company by Hunton & Williams, Richmond, Virginia.

                                     EXPERTS

      The consolidated financial statements of our Company incorporated in this prospectus and registration statement by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1997 have been audited by McGladrey & Pullen, LLP, independent accountants, as indicated in their report with respect thereto, and are incorporated in this prospectus by reference in reliance upon the authority of McGladrey & Pullen, LLP as experts in accounting and auditing in giving said reports.

                      Shenandoah Telecommunications Company
                           Dividend Reinvestment Plan
                                Participant Card
                           --------------------------


TO SHENANDOAH TELECOMMUNICATIONS COMPANY ("Plan Agent"):

I hereby appoint you as my Plan Agent, subject to the terms and conditions of the Dividend Reinvestment Plan of Shenandoah Telecommunications Company (the "Company"), as set forth in the accompanying Prospectus, and authorize you, to the extent indicated, to apply all cash dividends payable to me on the common stock, without par value, of the Company (the "Common Stock") to purchase whole shares of Common Stock.

This appointment relates only to the shares of Common Stock held by me of record in the account listed below and all whole shares acquired under the Plan. I understand that I may terminate my participation in the Plan at any time prior to a Record Date by notifying you in writing.

I wish to participate in the Shenandoah Telecommunications Company Dividend Reinvestment Plan on the following basis (select one):

|_|   FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all shares of
 Common Stock now or hereafter registered in my name.

|_|   PARTIAL DIVIDEND REINVESTMENT.  I want to reinvest dividends on only _____
 shares of Common Stock registered in my name.


Please Print or Type:

________________________________   SOCIAL SECURITY NUMBER OR TAXPAYER ID NUMBER


______________________________________________________________________________
      NAME OF PARTICIPANT(S) (AS IT APPEARS ON YOUR DIVIDEND CHECK)

_____________________________________      ___________________________________
           STREET ADDRESS                              SIGNATURE

_____________________________________      ___________________________________
  CITY        STATE            ZIP             TITLE IF SIGNING IN A
                                                 REPRESENTATIVE CAPACITY

(       ) ____________________ DAYTIME PHONE NUMBER


MAIL TO: SHENANDOAH TELECOMMUNICATIONS COMPANY, POST OFFICE BOX 459, EDINBURG, VIRGINIA 22824

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14

Other expenses of issuance and distribution.

      The following is an estimate of all expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby:

Registration Fees                               $   828.79
Federal Taxes                                         0.00
State Taxes and Fees                              1,000.00
Trustees and Transfer Agents Fees                     0.00
Costs of Printing and Engraving                   2,000.00
Legal Fees                                        8,000.00
Accounting Fees                                   1,000.00
Engineering Fees                                      0.00
                                                ----------
      TOTAL                                     $12,828.79

      The Company has not paid a premium on any policy obtained in connection with the offering and sale of the securities registered herein which insures or indemnifies directors or officers against any liabilities they may incur in connection with the registration, offering or sale of such securities.

ITEM 15

Indemnification of Directors and Officers.

      The Virginia Stock Corporation Act permits, and the registrant's Articles of Incorporation require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The registrant's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. [In addition, the registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.] The registrant's Articles of Incorporation also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the registrant shall be liable to the registrant or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the registrant or brought by or on behalf of shareholders of the registrant, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

ITEM 16

Exhibits Filed Pursuant to Item 601 of Regulation S-K.

4.1   Articles of Incorporation, as amended (filed herewith)

4.2   Bylaws, as amended (filed herewith)

4.3 Rights Agreement, dated as of February 8, 1998 between the Company and Crestar Bank (incorporated by .reference to Exhibit 1 to the Company's Current Report on Form 8-K, dated February 9, 1998).

4.4   Shenandoah   Telecommunications  Company  Dividend  Reinvestment  Plan
          (filed herewith)
5.1   Opinion of Hunton & Williams (filed herewith)

23.1  Consent of McGladrey & Pullen, LLP (filed herewith)

23.2  Consent of Hunton & Williams (included in Exhibit 5)

24.1  Power of Attorney (filed herewith)

ITEM 17

Undertakings Required by Item 512 of Regulation S-K.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edinburg, Commonwealth of Virginia, on February 8, 1999.

                            Shenandoah Telecommunications Company
                                         (Registrant)


                            By:    /s/Christopher E. French
                                   Christopher E. French
                                   President


                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 1999. Each of the directors and/or officers of Shenandoah
Telecommunications Company whose signature appears below hereby appoints Christopher E. French as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Shenandoah Telecommunications Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature                     Title


/s/Douglas C. Arthur          Director
Douglas C. Arthur.


/s/Noel M. Borden             Vice President and Director
Noel M. Borden


/s/Dick D. Bowman             Treasurer and Director
Dick  D. Bowman


/s/Ken L. Burch               Director
Ken L. Burch


/s/Christopher E. French      President and Director
Christopher E . French        (Principal Executive Officer)


/s/Grover M. Holler, Jr.      Director
Grover M. Holler, Jr.


/s/Harold Morrison, Jr.       Secretary and Director
Harold Morrison, Jr.


/s/Zane Neff                  Assistant Secretary and Director
Zane Neff


/s/Laurence F. Paxton         Vice President - Finance
Laurence F. Paxton            (Principal Financial and Accounting Officer)


/s/James E. Zerkel, II        Director
James E. Zerkel, II

                                  EXHIBIT INDEX

Exhibit        Exhibit Index

4.1            Articles of Incorporation, as amended

4.2            Bylaws, as amended

4.3 Rights Agreement, dated as of February 8, 1998 between the Company and Crestar Bank (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K, dated
               February 9, 1998)

4.4            Shenandoah Telecommunications Company Dividend Reinvestment Plan

5.1            Opinion of Hunton & Williams

23.1           Consent of McGladrey & Pullen, LLP

23.2           Consent of Hunton & Williams (included in Exhibit 5)

24.1           Power of Attorney (located on signature page)

                                                                     Exhibit 4.1

                                                              January 29, 1981
                                                   As Amended:  April 22, 1986
                                                                April 19, 1988
                                                              December 1, 1990
                                                              January 23, 1995
                                                                  May 18, 1998

                     SHENANDOAH TELECOMMUNICATIONS COMPANY

                   Date of Incorporation:  February 4, 1981

                           ARTICLES OF INCORPORATION


                                   ARTICLE I

     The name of the Corporation is SHENANDOAH TELECOMMUNICATIONS COMPANY.

                                  ARTICLE II

     The purpose of the Corporation is to conduct any or all lawful business not required to be specifically stated in these articles.

                                  ARTICLE III

     The Corporation shall have authority to issue 8,000,000 shares.

                                  ARTICLE IV

     No stockholder shall have the preemptive right to acquire unissued shares of the Corporation or securities convertible into such shares or warrants, options or rights to acquire such shares.

                                   ARTICLE V

     The initial registered office shall be located at 11th Floor, 707 East Main Street, Richmond, Virginia, in the City of Richmond, and the initial registered agent is John W. Riely, whose business address is the same as the address of the initial registered office and who is a resident of Virginia and a member of the Virginia State Bar.

                                   ARTICLE VI


      The authorized number of directors of this Corporation shall be not less than seven (7) and not more than nine (9). The number of directors within this range shall be stated in the Corporation's Bylaws, as may be amended from time to time. When the number of directors is changed the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that the directors in each class shall be as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

      Effective as of the annual meeting of shareholders in 1998, the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of shareholders, and in all cases until their successors shall be elected and shall qualify, or until their earlier resignation, removal from office, death or incapacity. The initial term of office of Class I shall expire at the annual meeting of shareholders in 1999, that of Class II shall expire at the annual meeting in 2000, and that of Class III shall expire at the annual meeting in 2001, and in all cases as to each director until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity.

     Subject to the foregoing, ateach meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

      The directors remaining in office acting by a majority vote, or a sole remaining director, although less than a quorum, are hereby expressly delegated the power to fill any vacancies in the Board of Directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, and any director so chosen shall hold office until the next shareholder meeting at which directors are elected and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death or incapacity.

     Any director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less that 75% of the shares entitled to vote at the election of directors.

                                  ARTICLE VII

 1.  In this Article:

     Applicant" means the person seeking indemnification pursuant to this Article.

     "Expenses" includes counsel fees.

     "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

     "Party" includes an individual who was, is, or is threatened to be, made a named defendant or respondent in a proceeding.

     "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

 2. In any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

3. The Corporation shall indemnify (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

4. The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

 5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 2 or 3 of this Article.

 6. Any indemnification under Section 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 3.

     The determination shall be made:

     (a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (b) If a quorum cannot be obtained under Subsection (a) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

     (c) By special legal counsel;

         (i) Selected by the Board of Directors or its committee in the manner prescribed in Subsection (a) or (b) of this section; or

         (ii) If a quorum of the Board of Directors cannot be obtained under Subsection (a) of this section and a committee cannot be designated under Subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

     (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (c) of this Section 6 to select counsel.

     Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

7. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 3 if the applicant furnishes the Corporation:

         (i) a written statement of his good faith belief that he has met the standard of conduct described in Section 3; and

         (ii) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

     (b) The undertaking required by Paragraph (ii) of Subsection (a) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

     (c) Authorizations of payments under this section shall be made by the persons specified in Section 6.

8. The Board of Directors is hereby empowered, by a majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section 2 or 3 of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 3. The provisions of Sections 4 through 7 of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section 8.

9. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

10. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

11. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

Dated January 29, 1981



                                           (s) John W. Riely

                                                                     Exhibit 4.2

      Amended 1-12-98




                     SHENANDOAH TELECOMMUNICATIONS COMPANY
                              Edinburg, Virginia

                                    BYLAWS

                                    ARTICLE I


                           MEETINGS OF STOCKHOLDERS


SECTION 1. Places of Meetings - All meetings of the stockholders shall be held at the principal office of the company in Edinburg, Virginia, or at such other place or places in Shenandoah County, Virginia, as may from time to time, be fixed by the Board of Directors.

SECTION 2. Annual Meetings - Subject to the ability of the Board of Directors to postpone a meeting under Virginia law, the annual meeting of stockholders shall be held on the first Tuesday after the third Monday in April of each year, or such other date and time as may be fixed by the Board of Directors and stated in the notice of meeting. The annual meeting shall be held for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws. To be properly brought before an annual meeting, business must be: (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than one hundred twenty
(120) days before the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing such business; (c) the class, series and number of shares of the Company's stock that are beneficially owned by the stockholder proposing such business; and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. In the event that a stockholder attempts to bring business before an annual meeting without complying with the provisions of this Section, the chairman of the meeting shall declare to the stockholders present at the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

SECTION 3. Special Meetings - Special meetings of the stockholders may be called at any time by the president or by a majority of the Board of Directors. At a special meeting of stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

SECTION 4. Notice of Meetings - Written notice stating the place, day and hour of a stockholders' meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than fifty days before the date of the meeting, except as hereinafter provided, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Notice of a stockholders' meeting to act on an amendment of the Articles of Incorporation or on a plan of merger or consolidation shall be given in the manner provided above, not less than twenty-five nor more than fifty days before the date of the meeting.

SECTION 5. Quorum - Any number of stockholders together holding at least a majority of the shares of the capital stock of the company entitled to vote in respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business, except where by law a greater interest is required. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend. When a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provision of law a larger or different vote is required, in which case such expressed provision shall govern and control the decision of such question, except that in the election of directors those receiving the greater numbers of votes shall be deemed elected even though not receiving a majority.

SECTION 6. Voting - At any meeting of the stockholders each common stockholder shall have one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of the company at the time of such meeting or on any date fixed by the Board of Directors not exceeding thirty days prior to the meeting.

SECTION 7. Waiver of Notice - Any stockholder may waive and shall be treated as having waived the notice hereinabove in this article required, either by signing a written waiver of such notice or by attending such meeting in person or by proxy. A waiver of notice in writing, whether signed before or after the time stated therein, shall be equivalent to the giving of such notice.

                                  ARTICLE II

                                   DIRECTORS

SECTION 1. Powers - The property, affairs and business of the company shall be managed by the Board of Directors, and except as otherwise expressly provided by law or by the charter, as amended, or by these Bylaws all of the powers of the company shall be vested in said Board. The Board of Directors shall have power to determine what constitutes net earnings, profit and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

SECTION 2. Number and Qualification - The Board of Directors shall be nine in number. Such number may be increased or decreased by amendment to this section of the Bylaws.
Directors need not be stockholders.

SECTION 3. Election of Directors - At each annual meeting of shareholders (or any meeting held in lieu of the annual meeting for that purpose) the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third proceeding annual meeting and until their successors shall be elected and qualified.

SECTION 4. Meetings of Directors - Meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the president; and the secretary or officer performing his duties shall give at least two (2) days' notice by telegraph, telephone, letter, or in person of all meetings of the directors, provided that notice need not be given of regular meetings held at time and places fixed by resolution of the Board. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. The secretary or officer performing his duties shall call special meetings of the Board whenever requested in writing to do so by two or more directors, such request to specify the object of the meeting. Directors may be allowed, by resolution of the Board, a reasonable fee and expenses for attendance at all meetings.

SECTION 5. Quorum - A quorum at any meeting shall consist of a majority of the entire membership of the Board. A majority of such quorum shall decide any question which may come before the meeting.

                                  ARTICLE III

                              EXECUTIVE COMMITTEE

SECTION 1. Designation of Committee - The Board of Directors may, whenever it sees fit, by a majority vote of the whole Board, designate an Executive Committee which shall consist of at least three directors, one of whom shall be the president. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors or until removed or until the Executive Committee is dissolved by the Board of Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors. The Board of Directors shall have the power at any time to change the membership of or to dissolve the Executive Committee.

SECTION 2. General Powers - The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to approve an amendment of the articles of incorporation, a plan of merger or consolidation, a plan of exchange under which the corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the corporation otherwise than in the usual and regular course of its business, the voluntary dissolution proceedings. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken since the last regular or special meeting of the Board of Directors.

SECTION 3. Meetings of the Executive Committee - Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Committee, or upon call of the chairman of the Committee. Due notice shall be given by letter, telegraph, telephone, or in person, of all meetings of the Executive Committee, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the committee and that meetings may be held at any time without notice if all of the members of the committee are present or if those not present waive notice either before or after the meeting. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. Members of this committee may be allowed, by resolution of the Board, a reasonable fee and expenses for attending Executive Committee meetings without regard to any compensation received by them as officers, directors or employees of the company.

                                  ARTICLE IV

                                   OFFICERS

SECTION 1. Election - The officers of the company shall consist of a president, a vice president, a vice president of Finance, a secretary, a treasurer, and such other officers as may be elected as provided in Section 3 of this Article, and shall be elected by the Board of Directors after its election by the stockholders; and a meeting may be held without notice for this purpose immediately after the annual meeting of the stockholders and at the same place.

SECTION 2. Removal of Officers - All officers and agents elected or appointed by the Board of Directors may be removed at the pleasure of the Board, and directors may fix the compensation of all officers and agents of the company. All vacancies may be filled at any meeting of the Board of Directors.

SECTION 3. Other Officers - Other officers, including one or more vice presidents, one or more assistant secretaries and assistant treasurers, may from time to time be elected by the Board of Directors, and shall hold office for such term as may be designated by the said Board of Directors. The president, and in his absence, a vice president, shall serve as chairman of the Board of Directors.

SECTION 4. Eligibility of Officers - No person shall be an officer of the company after the end of the calendar year in which he reaches the age of 72.

SECTION 5. Vacancies - If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors at the time in office, if a quorum, may by a majority vote, choose a successor or successors who shall hold office for the unexpired term.

SECTION 6. Duties - The officers of the company shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as it may see fit.

SECTION 7. Duties of the President - The president shall preside at all meetings of the Board of Directors and stockholders. He shall be the chief executive officer to whom all other officers shall report. He shall have the overall supervision of the affairs of the company, including the day-to-day responsibilities for the operation of the company and have direct charge of the employees thereof and such other duties as may be delegated to him by the Board of Directors or the Executive Committee. Presidents of all subsidiaries of the company shall report to the president of the company.

SECTION 8. Duties of the Vice President - The vice president shall perform the duties of the president in the absence or incapacity of the president and such other duties as from time to time may be prescribed by the Board of Directors.

SECTION 9. Duties of the Vice President of Finance - The vice president of Finance shall coordinate the financial and accounting affairs of the company and its subsidiaries and shall assist the treasurer in carrying out his duties. The president or vice president of Finance, unless some other person is thereunto specifically authorized by the vote of the Board of Directors, shall sign certificates of stock, bonds, deeds, and contracts of the company.

SECTION 10. Duties of the Secretary - The secretary shall give notices of meetings of stockholders, of the Board of Directors and of the Executive Committee, if there be one, as required by law and these Bylaws; shall record the proceedings at such meetings; shall keep or supervise the keeping of records of the ownership of shares of common stock; shall have custody of the Corporate seal and all deeds, leases and contracts to which the company is a party; and, on behalf of the company, shall make reports as from time to time are required by law, except tax returns; and shall have power, together with the president or a vice president, to sign certificates of stock, bonds, deeds and contracts of the company. In his absence an assistant secretary or a secretary pro tempore shall perform his duties.


SECTION 11. Duties of the Treasurer - The treasurer shall be the chief financial officer and shall have custody of all securities held by the company and of all funds which may come into his hands. He shall keep appropriate records and accounts of all moneys of the company received or disbursed and shall deposit all moneys and securities in the name of and to the credit of the company in such banks and depositories as the directors shall from time to time designate. He may endorse for deposit for collection all checks, notes, et cetera, payable to the company or its order, may accept drafts on behalf of the company, and, together with the president or a vice president, may sign certificates of stock. He shall also file or supervise the filing of all tax returns required by law.

All checks, drafts, bonds (unless signed by the secretary or an assistant secretary), notes or other obligations for the payment of money shall be signed by the treasurer or an assistant treasurer (except as the Board of Directors shall otherwise specifically order) and, with the exception of checks for the payment of not exceeding $100, shall also be signed or countersigned as condition to their validity by the president, a vice president, or such other officer or agent as the directors by resolution shall direct. Checks for the total amount of any payroll may be drawn in accordance with the foregoing provisions and deposited in a special fund. Checks upon this fund may be drawn by such person as the treasurer shall designate and need not be countersigned.

The treasurer may affix his signature to coupons on any bonds of the company by any form or facsimile, whether engraved, printed, lithographed or otherwise.



SECTION 12. Other Duties of Officers - Any officer of the company shall have, in addition to the duties prescribed herein and by law, such other duties as from time to time shall be prescribed by the Board of Directors or the president.

                                   ARTICLE V

                                 CAPITAL STOCK

SECTION 1. Certificates - Certificates of capital stock shall be in such form as prescribed by the Board of Directors and shall bear the seal of the company and the signature of at least two officers designated by the Board of Directors to sign such certificates.

Transfer agents and/or registrars for the stock of the company may be appointed by the Board of Directors and may be required to countersign stock certificates.

In the event that any officer whose signature shall have been used on a stock certificate shall for any reason cease to be an officer of the company and such certificate shall not then have been delivered by the company, the Board of Directors may nevertheless adopt such certificate, and it may then be issued and delivered as though such person had not ceased to be an officer of the company.

SECTION 2. Lost, Destroyed and Mutilated Certificates - Holders of the stock of the company shall immediately notify the company of any loss, destruction or mutilation of the certificate therefor; and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with corporate surety.

SECTION 3. Transfer of Stock - The stock of the company shall be transferable or assignable only on the books of the company by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the company. The company will recognize, however, the exclusive rights of the person registered on its books as the owner of shares to receive dividends and to vote as such owner, subject to the provision of the amended and restated charter with regard to the present issued and outstanding stock. It shall be the duty of each stockholder to notify the company of his post office address.

SECTION 4. Transfer Books - The transfer books of the company shall be closed by order of the Board of Directors for not exceeding fifty days next preceding any stockholders' meeting or the date for payment of any dividend or the date for the allotment of rights, or the date when any change or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change or exchange of capital stock, and in such cases only stockholders on record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividends, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the company after such record dates fixed as aforesaid.

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

SECTION 1. Seal - The seal of the company shall bear the words, "Shenandoah Telecommunications Company Seal," with such device or devices as the Board of Directors may determine, an impression of which is affixed to this section of the Bylaws.

SECTION 2. Fiscal Year - The fiscal year shall end on the last day in December of each year.

SECTION 3. Examination of Books - The Board of Directors shall, subject to the laws of the state of Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books (except the stock and transfer books) of the company, or any of them, shall be open to the inspection of the stockholders.

The stock and transfer books of the company shall be at all times during business hours open to the inspection of the registered stockholders in person.

SECTION 4. Amendment of Bylaws - The Bylaws may be amended, altered or repealed at any meeting of the Board of Directors by affirmative vote of a majority of all of the directors. The stockholders shall have the power to rescind, alter, amend, or repeal any Bylaws and to enact Bylaws which, if expressly provided, may not be amended, altered or repealed by the Board of Directors.

SECTION 5. Voting of Stock Held - Unless otherwise provided by resolution of the Board of Directors, the president, the vice president, or the secretary may from time to time appoint an attorney or attorneys or agent or agents of this company, in the name and on behalf of this company, to cast the votes which this company may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this company, at meetings of the holders of the stock or other securities of any other corporations, or to consent in writing to any action by any such other corporations, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this company and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises; or the president, the vice president, or the secretary himself attend any meeting of the holders of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of this company as the holder of such stock or other securities of such other corporation.

SECTION 6. Control Share Statute - Article 14.1 of Title 13.1 of the Code of Virginia (Control Share Acquisitions) shall not apply to acquisitions of shares of capital stock of the Company.

                                                                     Exhibit 4.4



                      SHENANDOAH TELECOMMUNICATIONS COMPANY
                           DIVIDEND REINVESTMENT PLAN
                        DESCRIPTION, TERMS AND CONDITIONS


1.    PURPOSE OF THE PLAN

      The purpose of this Dividend Reinvestment Plan (the "Plan") is to provide the participating shareholders of Shenandoah Telecommunications Company (the "Company") with a convenient method of investing cash dividends in additional shares of the common stock of the Company at a cost that may, because of the Company's payment of brokerage fees associated with the purchases of Common Stock under the Plan, represent a savings over that available in normal market purchases.

2.   DEFINITIONS.

      For purposes of the Plan, the following words or phrases shall have meanings assigned to them below:

     (a) "Common Stock" shall mean the common stock, without par value, of the Company.

     (b) "Company" shall mean Shenandoah Telecommunications Company.

     (c) "Dividend Reinvestment Plan Committee" shall mean the committee so designated by the Board of Directors of the Company. The Dividend Reinvestment Committee shall be composed of at least three directors, the majority of whom shall be outside directors.

     (d) "Investment Date" shall mean the date a dividend is actually paid by the Company.

     (e)  "Outside Advisor" shall mean a non-Board member chosen by the Dividend
          Reinvestment    Plan    Committee   who   is    experienced   in   the
          telecommunications markets and the securities business.

     (f) "Participant" shall mean a holder of Common Stock of the Company who has elected to participate in the Plan by delivering an executed Participant Card to the Plan Agent.

     (g) "Participant Card" shall mean the card or other document designated by the Plan Agent as the required evidence of a shareholder's election to participate in the Plan.

     (h) "Plan Agent" shall mean the Company, and shall also mean any other entity to which the Company has delegated all or any part of its responsibilities hereunder, with the exception of purchasing Plan Shares pursuant to the Plan.

     (i) "Plan Shares" shall mean shares of Common Stock that have been purchased by the Purchasing Agent on behalf of a Participant under the Plan.

     (j) "Purchasing Agent" shall mean the entity designated by the Plan Agent to purchase Plan Shares for the Participants.

     (k) "Record Date" shall mean the date on which a person must be registered as a shareholder on the stock books of the Company in order to receive a dividend.

3.   ADMINISTRATION

      The Plan shall be administered by the Company; however, the purchase of Plan Shares will be delegated to an unaffiliated third party (the "Purchasing Agent"). The initial Purchasing Agent shall be Legg Mason Wood Walker, Inc.

4.   PARTICIPATION

      Subject to the provisions of Sections 4, 5, and 13 herein, all holders of record of the Common Stock of the Company are eligible to participate in the Plan. A beneficial owner whose shares are registered in a name other than his own must become a shareholder of record with respect to any such shares that the shareholder desires to participate in the Plan by transferring such shares into his own name in order to participate in the Plan.

      The Company reserves the right not to offer participation in the Plan to those holders of record who reside in jurisdictions that require registration of the Plan with the securities commission of that jurisdiction.

5.   ENROLLMENT

      A shareholder of record may enroll in the Plan at any time, unless (a) the Plan Agent or the Purchasing Agent has reason to believe that such enrollment is not, at such time, permitted under the laws of the jurisdiction in which such shareholder resides or under the laws of the United States, or (b) the Plan is suspended or terminated as hereinafter provided, by completing and signing a Participant Card and returning it to the Plan Agent. If a Participant Card requesting reinvestment of dividends is received by the Plan Agent on or before the Record Date established for a particular dividend, reinvestment will commence with that dividend. If a Participant Card is received from a shareholder after the Record Date established for a particular dividend, the reinvestment of dividends will begin on the Investment Date following the next Record Date if the shareholder is still a holder of record. A shareholder who elects to enroll in the Plan may participate with respect to some or all shares of Common Stock owned of record by that shareholder. Once a shareholder has enrolled in the Plan, his participation continues with respect to his participating shares until terminated by such shareholder or by the Company pursuant to the terms of the Plan.

6.   PURCHASES

      On each Investment Date, the Company will pay to the Purchasing Agent the total amount of dividends payable on each Participant's shares of Common Stock enrolled in the Plan (including Plan Shares) and, except as otherwise directed by the Company, the Purchasing Agent shall use that amount to purchase Common Stock in the open market, from the Company, or a combination of both, for the Participant.

      Purchases will be made as soon as possible after the applicable Investment Date, but not more than thirty (30) days after such date. The purchase price to a Participant of Common Stock purchased in the open market will be the cost (excluding brokerage commissions) to the Purchasing Agent of such purchases. The price of shares purchased from the Company on behalf of the Participants shall be a price determined by the Dividend Reinvestment Plan Committee of the Company, as advised by the Outside Advisor. In determining the per share purchase price, the Committee, in consultation with the Outside Advisor, may take into consideration, among other factors, the book value of the Common Stock of the Company, the relationship between the traded price and book value of shares for telecommunications companies of similar size and similar operating results to the Company, any recent trades of the Common Stock of the Company brought to the attention of the Committee and such additional information as the Committee in its judgment deems appropriate. No shares of Common Stock will be issued to a Participant until the date on which the Purchasing Agent has purchased sufficient shares of Common Stock to cover purchases for all Participants in the Plan. If purchases occur at different prices, the purchase price per share of Common Stock to all Participants will be based upon the average of the prices of all shares of Common Stock purchased.

7.   TEMPORARY CURTAILMENT OF PURCHASES OR SALES

      Temporary curtailment or suspension of purchases of shares may be made at any time when such purchases would, in the judgment of the Plan Agent, contravene or be restricted by applicable regulations, interpretations or orders of the Securities and Exchange Commission, or any other governmental commission, agency or instrumentality, of any court or securities exchange or of the National Association of Securities Dealers, Inc. The Plan Agent shall not be accountable or otherwise liable for failure to make purchases at such times.

8.   COSTS

      Participants will be charged the actual cost (excluding brokerage commissions, which shall be paid by the Company) of all Common Stock purchased. All costs of administration of the Plan will be borne by the Company; however, reasonable service charges may be assessed by the Company upon thirty (30) days' notice to the Participants.

9.   REPORTS TO PARTICIPANTS

      As soon as practicable after completion of each investment on behalf of a Participant, the Plan Agent will mail to such Participant a statement of account showing (i) the amount of the dividend applied toward such investment, (ii) the taxes withheld, if any, (iii) the net amount invested, (iv) the number of shares purchased, (v) the average cost per share, (vi) the cost basis of whole shares purchased, (vii) the date of purchase and (viii) the amount of the dividend paid in cash in lieu of the issuance of fractional shares. Each Participant will receive annually Internal Revenue Service Form 1099, or any successor form, reporting dividend income received.

10.   CERTIFICATES FOR SHARES

      Certificates for whole Plan Shares will be issued to Participants as soon as practicable following each Investment Date. Certificates for fractional shares will not be issued under any circumstances. Participants shall receive cash in lieu of fractional shares.

11.   TERMINATION OF ACCOUNT AND WITHDRAWALS

      A Participant may terminate his account at any time prior to a Record Date by giving written notice of termination to the Plan Agent. Any notice received after a Record Date shall not be effective until the following Record Date.

      Within a reasonable time after termination, the Plan Agent will deliver to the Participant (i) a certificate representing any previously unissued Plan Shares held under the Plan, if any, and (ii) a check for any uninvested dividends, if any.

12.   STOCK DIVIDENDS; STOCK SPLITS

      Certificates representing any stock dividends or split shares distributed by the Company will be mailed to each Participant. At such time, Participants may elect to reinvest dividends received in the future on all or any of such shares, unless the Participant has elected the Full Dividend Reinvestment option, in which case dividends on such shares shall automatically be enrolled in the Plan, unless the Participant notifies the Plan Agent to the contrary.

13.   AMENDMENT OR DISCONTINUANCE OF THE PLAN

      The Company may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the Participants. Thirty (30) days' notice of any suspension or material amendment shall be sent to all Participants, who shall in all events have the right to withdraw from the Plan.

14.   INTERPRETATION OF THE PLAN

      Any question of interpretation arising under the Plan will be determined by the Board of Directors of the Company pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, and such determination shall be final and binding on all Participants.

15.   NOTICES

      All communications with or notices to the Participants may be given by letter addressed to the Participant at the Participant's last address of record with the Company. The Participant agrees to give prompt written notice to the Company of any change of address.

      All communications with or notices required to be given to the Plan Agent should be addressed to:

                  Shenandoah Telecommunications Company
                  Post Office Box 459
                  124 South Main Street
                  Edinburg, Virginia 22824
                  Attention:  Dividend Reinvestment Plan

      Additional Participant Cards may be requested and inquiries made about the Plan by writing to the mailing address shown above or by calling the Plan Agent at (540) 984-4141.

      In the event of any change in or substitution of the Plan Agent, a notice of the new Plan Agent's address and telephone number shall be sent to all participants and this Section 15 shall be amended accordingly.

16.   DUTIES AND RESPONSIBILITIES

Neither the Company, the Plan Agent nor its nominees shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities, except such as are expressly set forth herein. Neither the Company nor the Plan Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) with respect to the time or prices at which Common Stock is purchased for a Participant, or any inability to purchase Common Stock for any reason or (b) for any fluctuation in the market value of the Common Stock.

17.   GOVERNING LAW

      This Plan is governed by the laws of the Commonwealth of Virginia.

18.   NO TERMINATION BY OPERATION OF LAW

      The delivery by a Participant of a signed Participant Card to the Plan Agent shall constitute an irrevocable appointment of the Plan Agent as such Participant's agent, which appointment can only be terminated by terminating such Participant's account in the manner provided in Section 11. The authority conferred by the Participant Card shall not be terminated by operation of law, whether by the death or incapacity of the Participant, the termination of any trust, the dissolution of any corporation or the occurrence of any other event.

19.   GENDER AND NUMBER

      Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

20.   EFFECTIVE DATE

      The effective date of the Plan is February 8, 1999.

                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANT



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated January 30, 1998, which appears on page 17 of the Annual Report on Form 10-K of Shenandoah Telecommunications Company and Subsidiaries for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.

                                        MCGLADREY & PULLEN, LLP

Richmond, Virginia
March 10, 1999

                                                                    Exhibit 23.2


                                                            File No.:  29353.44

                                 March 11, 1999



Board of Directors
Shenandoah Telecommunications Company
124 South Main Street
Edinburg, Virginia  22824


                       Registration Statement on Form S-3
                      Shenandoah Telecommunications Company
                           Dividend Reinvestment Plan

Gentlemen:

     We are acting as counsel for Shenandoah Telecommunications Company (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of 150,000 shares of its common stock, including the accompanying common stock purchase rights attached thereto (collectively, the "Shares"), which are proposed to be offered and sold as described in the Company's Registration Statement on Form S-3 for the Company's Dividend Reinvestment Plan (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on March 11, 1999.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing,  weare of the opinion  that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. With respect to Shares that may be issued and sold by the Company pursuant to the Dividend Reinvestment Plan, after appropriate authorization by the Board of Directors of the Company of the issue and sale of such Shares and a good faith determination by the Board of Directors that the consideration to be received therefor is adequate and, upon issuance and sale of such Shares under the terms of the Dividend Reinvestment Plan and receipt by the Company of full payment therefor in accordance with the corporate authorization, such Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                          Very truly yours,


                                      /s/ Hunton & Williams


04659/08184